Exhibit 10.2

THESE TERMS AND CONDITIONS OF THE WARRANTS DO NOT CONSTITUTE A CERTIFICATE REPRESENTING THE WARRANTS.

TERMS AND CONDITIONS OF THE WARRANTS

Erytech Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Lyon under number 479 560 013, with a registered capital of Euros [2 794 012,10] and having its registered office at 60 Avenue Rockefeller, 69008 Lyon France (the “Company”), hereby issues by decisions of the Board of Directors & CEO acting pursuant to the power delegated to it by the Company’s shareholders at the general meeting held on June 25, 2021, in its 18th resolution, to the Investors named in the Subscription Agreements (as defined herein) and in accordance with the terms thereof (each such person, a “Holder”), on the Issue Date, an aggregate of 2 308 824 bons de souscription d’actions (the “Warrants”) to subscribe an aggregate of 2 308 824 Shares (the “Warrant Shares”) at the Exercise Price (as defined herein) per Warrant Share, on the terms and conditions herein (the “Terms and Conditions” or the “Conditions”). The Warrants shall not be admitted to trading on any stock exchange or trading market. Each one (1) Warrant is exercisable for one (1) ordinary share of the Company (action ordinaire) (each, a “Share”) (the “Exercise Ratio”) for a total price equal to the Exercise Price (as defined herein).

1.	Interpretation

For the purposes of these Conditions, unless the context otherwise requires, the following words shall have the meaning set out opposite them:

“Admission”	admission to trading on the Trading Market, and the terms “Admit” and “Admitted” shall be construed accordingly;

“Affiliate”	means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Exercise Price”	has the meaning given in Condition 2(c);

“Business Day”	a day, other than a Saturday, Sunday, U.S. federal holiday or a day on which banks in Paris, France or The City of New York are authorized or required by law to be closed to the public;

“Company”	has the meaning given in the introduction;

“Euroclear France”	has the meaning given in Condition 6;

“Euronext”	the regulated market of Euronext in Paris;

“Exchange Act”	the Securities Exchange Act of 1934, as amended from time to time;

“Exercise Date”	in relation to any exercise of these Warrants, the date on which the Aggregate Exercise Price for the Warrants is received by the Registrar, together with a copy of a duly completed Exercise Notice in accordance with Conditions 2(c) and 2(d);

“Exercise Notice”	has the meaning given in Condition 2(c);

“Exercise Period”	has the meaning given in Condition 2(a);

“Exercise Price”	has the meaning given in Condition 2(b);

“Exercise Ratio”	has the meaning given in the introduction;

“Exercised Shares”	has the meaning given in Appendix A;

“Exercised Share Delivery Date”	has the meaning given in Condition 2(e);

“Expiration Date”	Two years following the Issue Date i.e., December [ ], 2023;

“French Commercial Code”	the French Code de Commerce;

“French Monetary and Financial Code”	the French Code monétaire et financier;

“Holder”	has the meaning given in the introduction;

“Investor”	the investor(s) purchasing Warrants pursuant to the Subscription Agreements;

“Issue Date”	the date of issue of these Warrants, being on or about December [ ], 2021;

“Nominal Value”	the nominal value from time to time of one Share, being 0.10 Euro as of the Issue Date;

“Person(s)”	an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or any agency or political subdivision thereof) or any other entity of any kind;

“Registrar”	the registrar of the Warrants on behalf of the Company from time to time as specified in writing by the Company to the Holders of the Warrants pursuant to Condition 12 and, as of the Issue Date, currently Société Générale Securities Services;

“Securities Act”	The United States Securities Act of 1933, as amended

“Shares”	the ordinary shares of 0.10 Euro each in the share capital of the Company;

“Share Equivalents”	means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Shares or ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or ADSs.

“Subscription Agreements”	the subscription agreements dated December 14, 2021 by and between Erytech Pharma S.A. and each of the Investors thereto;

“Terms and Conditions”	has the meaning given in the introduction;

“Trading Market”	Euronext on any stock exchange on which the Shares (and, as applicable, any of the Securities referred to in Condition 5) are admitted to trading;

Transaction	has the meaning given in Condition 5

VWAP	has the meaning for any date, the price determined by the following: the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:00 a.m. (Paris time) to 5.30 p.m. (Paris time))

“Warrant Shares”	has the meaning given in the introduction; and

“Warrants”	has the meaning given in the introduction.

Condition headings are included for the convenience of the parties only and do not affect the interpretation of the Warrants.

2.	Exercise

(a)	Exercise Period

Subject to the conditions and limitations specifically provided herein, the Warrants may be exercised by the Holder, in whole or in part, for cash, at any time and from time to time on any Business Day during the period commencing on or after the opening of business on the Issue Date and ending at 5.00 p.m., Paris time on the Expiration Date (the “Exercise Period”), and any Warrant which has not been exercised by that time shall become null and void and the rights of the Holder to exercise such Warrant shall lapse.

The Company will notify the Holders of the beginning of the Exercise Period pursuant to Condition 12.

(b)	Exercise Price

Subject to any adjustment to the Exercise Ratio as provided in Condition 5 (or, as the case may be, Condition 9), each one (1) Warrant is exercisable for one (1) Share, at a price (the “Exercise Price”) equal to, in respect of each Share, 2.83 Euros for each Warrant.

(c)	Terms of exercise

In order to exercise the Warrants, the Holder through its intermediary shall (i) send by facsimile transmission to the Registrar at +33 (0) 2.51.85.61.66 or by their secured platform SecureHub at any time prior to 5.00 p.m., Paris time, on any Business Day from the Issue Date up to and including the Expiration Date, a notice to the Registrar, with a copy to the Company, to the attention of Eric Soyer (eric.soyer@erytech.com), in the form of the exercise notice (bulletin de souscription) set forth in Appendix A (each an “Exercise Notice”), of the Holder’s election to exercise the Warrants, which Exercise Notice shall specify the number of Warrants to be exercised and the number of Warrant Shares to be subscribed for, and (ii) make payment to the Registrar for the account of the Company of an amount equal to the Exercise Price multiplied by the number of Exercised Shares in respect of which the Warrants are being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds in Euros as set forth in Condition 2(e) below. For the avoidance of doubt the Holder may exercise all or parts of its Warrants in one or several times within the Exercise Period, it being specified that each Warrant shall be exercised only once. No ink-original Exercise Notice shall be required, nor shall any type of guarantee or notarization of any Exercise Notice be required. The Aggregate Exercise Price shall be paid at the latest on the Exercised Shares Delivery Date (as defined below).

(d)	Confirmation of Exercise

Upon receipt by the Registrar of an Exercise Notice and the corresponding Aggregate Exercise Price in accordance with Condition 2(c), the Registrar shall as soon as practicable, but in no event later than 5:00 p.m. Paris time, on the second Business Day immediately following the Exercise Date, send, by facsimile transmission or by email, with a copy to the Company, a confirmation of receipt of such Aggregate Exercise Price and Exercise Notice in the form of the notice at Appendix B to the Holder.

(e)	Issue of Warrant Shares Upon Exercise

In the event of any exercise of the rights represented by the Warrants in accordance with Condition 2(c), the Company shall allot and issue to the Holder the Warrant Shares to which the Holder thereby becomes entitled on or with effect from the Exercise Date. In such event the Company shall cause the Registrar to, on or before the third Business Day (the “Exercised Shares Delivery Date”) following the Exercise Date, credit such aggregate number of Warrant Shares to which the Holder shall be entitled to and as notified in the Exercise Notice (i) to the Holder’s securities account opened in the name of the Holder with the Registrar, or (ii) to the Holder’s securities account opened in the name of the Holder with any other financial intermediary and indicated in the Exercise Notice, or (iii) in the name of the Holder, to The Bank of New York Mellon (or any successor thereto) as the depositary for the Company’s American Depositary Shares.

The Company’s obligation to issue Warrant Shares upon exercise of the Warrants shall not be subject to (i) any set-off or defense or (ii) any claims against any holder of Warrants however arising.

The Company shall pay all applicable fees and expenses of the depositary for the Company’s American Depositary Shares in connection with the issuance of the Warrant Shares in the form of American Depositary Shares or the conversion of Warrant Shares in the form of Shares into American Depositary Shares.

(f)	Holder’s Exercise Limitations.

Neither the Company nor the Registrar shall effect any exercise of the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants, pursuant to Condition 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the

Holder’s Affiliates and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, collectively, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Shares held by the Holder and its Attribution Parties plus the number of Warrant Shares with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of Warrant Shares beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein that are beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Condition 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Condition 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of the Warant Shares is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Condition 2(f), in determining the number of outstanding Shares, the Holder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report on Form 6-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Shares outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Condition 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of this Warrant held by the

Holder and the provisions of this Condition 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Condition 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3.	Warrant Shares

(a)	Form of Warrant Shares

The Warrant Shares will be, upon issuance by the Registrar and at the option of the Holder, (i) held in registered form (au nominatif) (including administered registered form (nominatif administré)) in the securities account opened in the name of the Holder in the books of the Registrar (and, if held in administered registered form, of the Holder’s financial intermediary), or (ii) in bearer form (au porteur), in the securities account opened in the name of the Holder in the books of the Holder’s financial intermediary.

The Warrant Shares may, at the request of the Holder and as indicated in the Exercise Notice, be deposited with The Bank of New York Mellon (or any successor thereto) as the depositary for the Company’s American Depositary Shares.

(b)	Dividend Due Date and Rights Attached to the Warrant Shares

Upon issue, Warrant Shares allotted pursuant to an Exercise Notice will grant the same rights, including, as from their date of issuance, the right to any dividend or any other distribution decided or to be paid, as are granted to holders of the Shares, and will be entirely assimilated to the Shares.

Warrant Shares shall be subject to all the Company’s by-laws’ provisions and to the decisions of the shareholders’ meetings.

Once issued, application will be made, on date of issuance, by the Registrar on behalf of the Company for the Warrant Shares to be admitted to trading on Euronext, on the same quotation line as the Shares.

(c)	Transfer of Warrant Shares

Warrant Shares will, upon issuance, be freely negotiable and transferable as from the date of their entry in a securities account.

In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, Shares are transferred from account to account and transfer of ownership of the Warrant Shares will result from the moment they are registered in the name of the transferee or by book entry, as applicable.

Application will be made for all the Warrant Shares to be admitted to Euroclear France.

4.	Fractional Interests

No fractional Shares shall be issuable upon the exercise of a Warrant.

Any adjustment will be made so that it equalizes, up to the next 1/100th of a Share, the value of Warrant Shares that would have been obtained if Warrants had been exercised immediately before the implementation of one of the Transactions mentioned in Condition 5 and the value of the Warrant Shares that would have been obtained in the event of exercising the Warrants immediately after the implementation of that Transaction.

In case of adjustments made in accordance with paragraphs 1 to 9 mentioned in Condition 5 (or, as the case may be, Condition 9), the new Exercise Ratio will be determined with two decimals rounded to the next 1/100th (0.005 rounded up to the next 1/100th, i.e. 0.01). Possible subsequent adjustments will be effected based on the preceding Exercise Ratio as so calculated and rounded. The Warrant Shares, however, may only be delivered in a whole number of Shares.

If the number of Warrant Shares thus calculated is not a whole number, the Holder may request delivery of either:

(a)

the next lower number of Warrant Shares; in which case the Holder will receive from the Company a cash payment equal to the product of the remaining fractional share multiplied by the value of a Share, equal to the last price quoted on Euronext Paris on the last trading day preceding the Exercise Date;

(b)

the next greater number of Warrant Shares, provided that in such case the Holder pays to the Company, together with the Aggregate Exercise Price, an amount equal to the value of the additional fraction of a Share thus delivered, calculated on the basis set out in the preceding paragraph. The calculation of such amount made by the Holder shall not be binding on the Company and the Registrar, and the Company or the Registrar will be entitled to disregard the choice of the Holder to apply this paragraph (b), and therefore apply paragraph (a) if either of them disagree with this calculation, in which case they will refund the Holder of the amount in question.

If the Holder does not state a choice, it will receive a number of Shares rounded down to the nearest whole number, and the remainder in cash as described above.

5.	Adjustments of Exercise Ratio and Exercise Price

Warrants issued by the Company are securities giving access to the share capital of the Company within the meaning of Article L. 228-91 et seq. of the French Commercial Code.

The Exercise Price and/or the number of Warrant Shares will be subject to adjustment from time to time according to mandatory legal requirements imposed by the French Commercial Code and in particular by articles L. 228-98 to L. 228-101 (with the exception of the provisions of Articles L. 228-99 1°) and L. 228-99 2°)) and articles R. 228-90 to R. 228-92 of this Code.

In accordance with the provisions of Article R. 228-92 of the French Commercial Code, if the Company decides to issue new Shares or securities giving access to the capital with preferential subscription rights limited to its shareholders, to distribute reserves (in cash or in kind) and share premiums or to change the allocation of its profits by creating preferred Shares, or to otherwise carry out any of the Transactions listed below, it will inform (as long as the current regulation so requires) the Holders via an announcement in the Bulletin des Annonces Légales Obligatoires and pursuant to Condition 12.

If the Company is absorbed by a company or merges or consolidates with (fusions) one or several other companies to participate in the incorporation of a new entity, or proceed with a split (scission), the Holders shall exercise their rights in the entity(ies) that is/are the beneficiary(ies) of the contributions in accordance with the provisions of Article L. 228-101 of the French Commercial Code.

So long as any Warrants are outstanding and upon contemplation of the following transactions (each, a “Transaction”):

-	financial transactions (issuance of Shares or any other securities of any nature) with listed preferential subscription rights or by free allocation of listed subscription warrants;

-	free allocation of Shares to shareholders, regrouping or splitting Shares;

-	incorporation of reserves, profits or premiums into equity, by increasing the nominal value of the Shares;

-	distribution of reserves and of any Share premium, in cash or in kind;

-	free allocation, to the shareholders of the Company of any securities of the Company (except Shares);

-	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), spin-off, or division (scission) of the Company;

-	buyback of its own Shares at a price higher than the stock market price;

-	amortization of the share capital; and

-	change in the allocation of profits and/or creation of preferred Shares;

which the Company can effect from the Issue Date, and for which the date on which the holding of Shares is established in order to determine the shareholders benefitting from a Transaction, is before the Exercise Date, the maintenance of the rights of the Holders will be ensured by proceeding to an adjustment of the Exercise Ratio in accordance with the conditions below.

1.

(a)   For financial transactions (issuance of Shares or any other securities of any nature) with listed preferential right to subscription, the new Exercise Ratio will equal the product of the Exercise Ratio applicable before the start of the Transaction at issue and the following ratio:

Value of a Share after detachment of the preferential subscription right

+Value of the preferential subscription right

Value of a Share after detachment of the preferential subscription right

To calculate this ratio, the value of a Share after detachment of the preferential subscription right and the value of the preferential subscription right are equal to the average of the opening prices listed on the Trading Market as reported by Bloomberg L.P. during all trading days included in the subscription period during which the Shares and the subscriptions rights are simultaneously listed.

(b)

For financial transactions carried out through the free allocation of listed subscription warrants to shareholders with a correlative ability to sell the securities resulting from subscription warrants not exercised by their holders during the period of subscription which has opened to them, the new Exercise Ratio will be equal to the product of the Exercise Ratio before the start of the Transaction contemplated and of the following ratio:

Value of a Share after detachment of the subscription warrant

+Value of the subscription warrant

Value of a Share after detachment of the subscription warrant

-

the value of a Share after detachment of the subscription warrant will be equal to the VWAP of (i) the prices of the Company’s Shares listed on the Trading Market during all trading days included in the subscription period, and, if there is a rump placement, (ii) either (a) the sale price of the Shares sold in the rump placement, or (b) the VWAP of the Shares on the Trading Market on the day the sale price for the securities sold in the rump placement is fixed, if such securities are not fungible with the Shares;

-

the value of the subscription warrant will be equal to the VWAP of (i) the prices of the subscription warrants listed on the Trading Market on each trading day included in the subscription period, and (ii) the implicit value of the subscription warrants, being equal to either (a) the difference, if positive, adjusted by the warrant exercise ratio, between the sale price of the securities sold in the rump placement and the subscription price of the securities upon the exercise of the subscription warrants, or (b) if such difference as aforesaid is not positive, zero (0).

2.

In case of a free allocation of Shares to shareholders, and also in case of regrouping or splitting of Shares, the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Number of Shares forming the share capital after the Transaction

Number of Shares forming the share capital before the Transaction

3.

In case of a capital increase by incorporation of reserves, profits or premiums carried out by increasing the nominal value of the Shares, the nominal value of the Warrant Shares the Holders could obtain by exercising their Warrants will be increased in due proportion.

4.

In case of a distribution of reserves and of any share premiums, either in cash or in kind (securities in portfolio...), the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Value of a Share before distribution

Value of a Share before distribution

- Amount per Share of the distribution or value of securities or assets distributed per Share.

For the calculation of this ratio:

-

the value of a Share before the distribution will be equal to the VWAP of the prices of the Shares listed on the Trading Market during the last three trading days preceding the day the Shares are listed ex-distribution;

-	if distribution is made in kind:

o	in case of delivery of securities already listed on a Trading Market, the value of the securities will be determined as above,

o

in case of delivery of securities not yet listed on a Trading Market, the value of securities remitted will be equal, if they should be listed on a Trading Market during the ten trading day period starting from the date on which the Shares are listed ex-distribution, to the VWAP of the Shares listed on such trading Market during the three first trading days included in this period during which the said securities are listed, and

o

in all other cases (securities delivered not listed on a Trading Market or listed during less than three trading days within the ten trading day period mentioned above or distribution of assets), the value of the securities or the assets delivered per Share shall be determined by an independent expert of international reputation appointed by the Company.

5.	In case of a free allocation to shareholders of securities, other than Shares and subject to paragraph 1 b) above, the new Exercise Ratio will be equal to:

(a)

if the rights to the free allocation of securities were listed on the Trading Market, the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Share price ex-right to free allocation + value of the right to free allocation

Share price ex-right to free allocation

For the calculation of this ratio:

-

the value of the Share price ex-right of free allocation will be equal to the VWAP of the Shares listed on the Trading Market of the Share ex-right of free allocation during the first ten trading days starting on the date on which the Shares are listed ex-right of free allocation;

-	the value of the right to free allocation will be determined as in the above paragraph.

If the right to free allocation is not listed during each of the ten trading days, its value will be determined by an independent expert of international reputation appointed by the Company.

(b)

if the right to free allocation of securities were not listed on the Trading Market, the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Share price ex-right to free allocation

+ Value of that/those security(ies) allocated per Share

Share price ex-right to free allocation

For the calculation of this ratio:

-	the Share price ex-right to allocation will be determined as in paragraph a) above.

-

if these securities are listed or can be listed on the Trading Market within ten trading days starting from the day Shares are listed ex-distribution, the value of the securities allocated by Share will be equal to the VWAP of these securities listed on said market during the three first trading days included in this period during which said securities are listed. If the allocated securities are not listed during each of these three market trading days, the value of these securities will be determined by an independent expert of international reputation appointed by the Company.

6.

In case of an absorption of the Company by another company (fusion par absorption) or a merger with one or more companies resulting in the incorporation of a new company(fusion par creation d’une nouvelle societe), a spin-off or division (scission) of the Company, the exercise of the Warrants will allow allocation of shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off.

The new Exercise Ratio will be determined by multiplying the Exercise Ratio applicable before the start of the contemplated Transaction by the exchange ratio of the Shares against the shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off. These companies will be fully subrogated to the Company’s rights and obligations towards the Holders.

7.

In case of a buyback of the Company of its own Shares (except for buyback made pursuant to article L.225-209 al. 2 of the French Commercial Code) at a price higher than the stock exchange price, the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the buyback and the following ratio:

Share price x (1-Pc%)

Share price – Pc% x Buyback price

For the calculation of this ratio:

-	Share price means the VWAP of the Shares listed on the Trading Market during the three last trading days preceding the buyback (or the ability of buyback):

-	Pc% means the percentage of total share capital repurchased; and

-	Buyback price means the effective buyback price.

8.

In case of amortization of the share capital of the Company, the new Exercise Ratio will be equal to the product of the Exercise Ratio on the date before the start of the contemplated Transaction and of the following ratio:

Value of a Share before amortization

Value of a Share before amortization - amount of the amortization per Share

For the calculation of the ratio, the Share value before amortization will be equal to the VWAP of the Shares listed on the Trading Market during the three last trading days preceding the trading day the Shares are listed ex- amortization.

9.

(a)   In case of a change in the allocation of profits and/or creation of new preferredshares resulting in such modification by the Company, the new Exercise Ratio will be equal to the product of the Exercise Ratio before the start of the contemplated Transaction and the following ratio:

Share price before modification

Share price before modification - reduction per Share of the right to profits.

For the calculation of this ratio:

-

the Share price before modification means the volume-weighted average of the prices of the Company’s Shares listed on the Trading Market during the last three trading days preceding the date of modification;

-

the reduction by Share on the right to profits will be determined by an independent expert of international reputation appointed by the Company and will be submitted to the approval of the Holders’ General Meeting (as defined in Condition 7).

If however these preferred Shares are issued with shareholders’ preferential subscription rights or by free distribution of Warrants to subscribe to such preferred shares, the new Exercise Ratio will be adjusted in accordance to paragraphs 1 or 5 above.

(b)

in case of creation of preferred shares without a modification in the distribution of profits, the adjustment of the Exercise Ratio that would be necessary will be determined by an independent expert of international reputation appointed by the Company.

If the Company were to carry out Transactions where an adjustment had not been completed under paragraphs 1 to 9 above, and a later law or regulations require an adjustment, the Company shall undertake such adjustment in accordance with the law or regulations then applicable and the market practice observed in France.

In the event of an adjustment, the new exercise conditions will be brought to the prompt attention of the Holders pursuant to Condition 12 within three Business Days of the effectiveness of the adjustment.

The Company’s Board of Directors will report the calculation and results of any adjustment in the annual report following such adjustment.

6.	Form, Title and Transfer of Warrants

The Warrants will be issued in dematerialised (dématérialisé) bearer form (au porteur).

The Warrants are freely negotiable and will be detachable upon issue.

Warrants shall not be listed on Euronext or on any other stock exchange.

Title to the Warrants held by the Holders will be established and evidenced in accordance with Article L.211-3 and R.211-1 of the French Monetary and Financial Code by book-entries (inscription en compte). No physical document of title (including certificats représentatifs pursuant to Article R.211-7 of the French Monetary and Financial Code) will be issued in respect of the Warrants.

The Warrants will, upon issue, be inscribed in the books of Euroclear France SA (“Euroclear France”), which shall credit the accounts of the intermediary institution entitled to hold, directly or indirectly, accounts on behalf of its customers with Euroclear France, and includes the depositary bank for Clearstream Banking, S.A. and Euroclear Bank SA/NV. In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, title to the Warrants shall be evidenced by entries in the books of such intermediary institutions, and transfer of the Warrants may only be effected through registration of the transfer in their books.

7.	Representation of Holders

The Holders will be grouped automatically in a collective group with legal personality (the “Masse”) to defend their common interests.

The Masse will be governed by the provisions of the French Commercial Code (with the exception of the provisions of Article L.228-48 thereof), subject to the following provisions:

The Masse will be a separate legal entity by virtue of Article L.228-103 of the French Commercial Code, acting in part through a representative (the “Representative”) elected by the Holder’s General Meeting (as defined hereafter) and in part through a holders’ general meeting (the “Holders’ General Meeting”).

The Masse alone, to the exclusion of all individual Holders, shall exercise the common rights, actions and benefits which now or in the future may accrue with respect to the Warrants. The Holders’ General Meeting shall be called upon to authorize any changes to the Terms and Conditions and to approve any decision that has an impact on the conditions for subscription of the Warrant Shares determined within the scope of these Terms and Conditions.

In accordance with Articles L. 228-59 and R. 228-67 of the French Commercial Code, notice of date, hour, place and agenda of any Holders’ General Meeting will be given by way of a press release published by the Company which will also be posted on its website (www.erytech.com) not less than fifteen (15) calendar days prior to the date of such general meeting on first notice, and five (5) calendar days on second notice.

Each Holder has the right to participate in a Holders General Meeting in person, by proxy, by correspondence and, in accordance with Article L. 228-61 of the French Commercial Code by videoconference or by any other means of telecommunication allowing the identification of participating Holders, as provided mutatis mutandis by Article R. 223-30-1 of the French Commercial Code.

Decisions of the Holders’ General Meetings once approved will be published by way of a press release posted by the Company on its website (www.erytech.com).

8.	Suspension of the ability to exercise the Warrants

In case of a capital increase, absorption, merger, spin-off or issue of new Shares or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the Company’s shareholders, the Company will be entitled to suspend the exercise of the Warrants for a period that may not exceed three months or any other period set by the applicable regulations. Notwithstanding anything contained herein, in the case of a suspension under this Condition 8 related to (i) an issue of new Shares or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the Company’s shareholders, or (ii) a stock-split or a reverse stock-split, the Exercise Period shall be automatically extended for the same duration as the period of suspension. The Company’s decision to suspend the ability to exercise the Warrants will be published (to the extent that such publication is required under French law or any other form of communication compliant with applicable regulations) in the Bulletin des annonces légales obligatoires and pursuant to Condition 12. This notice will be published at least seven (7) calendar days (so long as required by French law) before the suspension becomes effective and will indicate the dates on which the suspension exercise of the Warrants will begin and end. This information will also be the object of a notice published by the Company and put online on its website (www.erytech.com) pursuant to Condition 12 and a notice published by Euronext Paris.

9.	Modification of the rules for profit distribution, capital amortization, modification of the legal form or corporate purpose of the Company - reduction of the Company’s share capital due to losses

Pursuant to the provisions of Article L. 228-98 of the French Commercial Code and to the extent not already covered by the provisions of Condition 5:

(i)	the Company may modify its form or corporate purpose without the approval of the Holders’ General Meeting;

(ii)

the Company may, without requesting the approval of the Holders’ General Meeting, amortize its share capital, modify the allocation of its profits or issue preferred shares, as long as there are outstanding/unexercised Warrants, provided that it has taken the necessary measures to preserve the rights of the Holders (see Condition 5 above);

(iii)

in case of a reduction in the Company’s share capital motivated by losses and carried out by reducing the nominal amount or the number of shares making up the share capital, the rights of the Holders will be reduced accordingly, as if they had exercised the Warrants before the date on which the capital reduction became effective. In case of a reduction in the Company’s share capital by reducing the number of shares, the new Exercise Ratio will be equal to the product of the Exercise Ratio in force before the reduction in the number of shares and the ratio of the number of shares outstanding to the number of shares and the following ratio:

Number of Shares forming the share capital after the transaction

Number of Shares forming the share capital before the transaction

10.	New issues and assimilation

The Company may, without requiring the consent of the Holders’ general Meeting, issue other warrants similar to the Warrants to the extent that these warrants and the Warrants will confer identical rights in all respects and that the terms and conditions of these warrants are identical to those of the Warrants.

In this case, the Holders and the holders of these warrants will be regrouped in a single mass for the defense of their common interests.

11.	Absence of restriction on the free negotiability of the Warrants and the Warrant Shares to be issued upon exercise

Nothing in the Company’s by-laws’ provisions restricts the free negotiability of the Warrants and the Shares comprising the Company’s share capital.

12.	Notices

Notices to Holders will be given by means of a notice posted on the Company’s website (www.erytech.com).

13.	Taxes

The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable under French laws with respect to the issue and delivery of Warrant Shares upon exercise of the Warrants.

14.	Successor and Assigns

These Terms and Conditions shall be binding upon and inure to the benefit of the Holders and their assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. The Company may not assign the Warrants or any rights or obligations hereunder without the prior written consent of each Holder.

15.	Third Party Rights

These Warrants confer no right on any person other than the Holder thereof to enforce any of these Terms and Conditions or any other term of these Warrants.

16.	Governing Law

These Terms and Conditions shall be interpreted, governed by and construed in accordance with the law of France.

Any suit, action or proceeding arising out of or based upon the Warrants or the transactions contemplated by these Terms and Conditions will be submitted to the exclusive jurisdiction of the Paris commercial court (Tribunal de commerce de Paris), and, to the extent permitted by law, the Company and the Holders irrevocably waive any objection it may now or hereafter have to personal jurisdiction the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Appendix A

Form of Exercise Notice

To: [Registrar]

Attention: [•]

Copy to: Company

Attention: Eric Soyer (eric.soyer@erytech.com)

EXERCISE NOTICE

Reference is made to the Warrants (ISIN code: [    ]), issued on December [    ], 2021, by Erytech Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Lyon under number 479 560 013, with a registered capital of Euros [[    ]] and having its registered office at 60 Avenue Rockefeller, 69008 Lyon France (the “Company”).

The undersigned, [•], residing [•], having a full knowledge of the Company’s by-laws and the terms of and conditions of the Warrants, benefitting from the cancellation of the preferential subscription right, and, in accordance with and pursuant to the terms of the Warrants, it being understood and agreed that one Warrant is exercisable for [one]1 Share, the undersigned hereby elects to exercise [LETTERS] ([NUMBERS]) Warrants out of the                      Warrants held by the undersigned.

[In addition, pursuant to Condition 4, the undersigned elects to receive2:

(a)

the next lower number of Warrant Shares to which the exercise of the number of Warrants indicated above gives right; in which case the undersigned will receive from the Company a cash payment equal to the product of the remaining fractional share multiplied by the value of a Share, equal to the last price quoted on Euronext Paris[3] on the last trading day preceding the Exercise Date, such amount to be paid by the Company by wire transfer of immediately available funds in Euros to on the following account number [•][4];

(b)

the next greater number of Warrant Shares to which the exercise of the number of Warrants indicated above gives right, and the undersigned pays to the Company, together with the Aggregate Exercise Price, an amount equal to the value of the additional fraction of a share thus delivered, calculated on the basis set out in (a) and equal to €[•][5].]

[1]	This corresponds to the Exercise Ratio on the issue date – to be modified if the Exercise Ratio is adjusted pursuant to Condition 5 (or, as the case may be, Condition 9).
[2]

Please modify according to your choice. Pursuant to Condition 4, If no choice is made, you will receive a number of Shares rounded down to the nearest whole number, and the remainder in cash as described in (a).

[3]	To be modified as the case may be.
[4]	To be filled-in by the undersigned.
[5]

The calculation of such amount made by the Holder shall not be binding on the Company and the Registrar, and the Company or the Registrar will be entitled to disregard the choice of the Holder to apply this paragraph (b), and therefore apply paragraph (a) if either of them disagree with this calculation, in which case they will refund the Holder of the amount in question.

As a result of the above, the undersigned:

-	hereby subscribes to [LETTERS] ([NUMBERS]) Warrant Shares (the “Exercised Shares”),

-

pays in whole and immediately an Aggregate Exercise Price (as defined in Condition 2(b)) amounting to €[LETTERS] (€[NUMBERS])[, plus an amount of €[LETTERS] (€[NUMBERS]) as per paragraph b) above, amounting to a total of €[LETTERS] (€[●NUMBERS])] by wire transfer of immediately available funds in Euros to on the account number [__•__] open in the name of the Company at Registrar, bank code [__•__], guichet code [__•__], RIB key [__•__], Swift [__•__], IBAN [__•__] of the corresponding amount.

Pursuant to Condition 2(e), on the Exercised Shares Delivery Date, the Exercised Shares will be credited6:

(i)	to the undersigned’s securities account opened in the name of the undersigned with the Registrar,

(ii)	to the following undersigned’s securities account [__•__][7],

(iii)	in the name of the Holder, to The Bank of New York Mellon (or any successor thereto) as the depositary for the Company’s American Depositary Shares.

Subscription Date:

Name:

By:	[8]
Name:
Title:
Dated:

[6]	Please modify according to your choice.
[7]	Please insert the exact details of the account and of the counterparty
[8]	Please insert the following handwritten note above the signature ”Valid for the subscription of [●] ([●]) Exercised Shares”.

Appendix B

Form of acknowledgement by the Registrar

To: [Holder]

Attention: [•]

Copy to: Company

Attention: Eric Soyer (eric.soyer@erytech.com)

The Registrar hereby acknowledges this Exercise Notice attached hereto.

Date:
By:
Name:
Title: